Morgan Stanley Universal Institutional Funds,
Inc. - Global Strategist Portfolio (fka Global
Tactical Asset Allocation Portfolio)
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:  Actavis Funding SCS
3.800% due 3/15/2025
Purchase/Trade Date:	  3/3/2015
Offering Price of Shares: $99.645
Total Amount of Offering:  $4,000,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund:
0.001
Percentage of Fund's Total Assets: 0.05
Brokers:  J.P. Morgan, Mizuho Securities, Wells
Fargo Securities, Morgan Stanley, Barclays,
Citigroup, BNP Paribas, HSBC, MUFG, RBS,
SMBC Nikko, TD Securities, DNM Markets,
Raymond James, Scotiabank, BBVA, Credit
Agricole CIB, Fifth Third Securities, PNC
Capital Markets LLC, Santander
Purchased from: J.P. Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  AT&T Inc. 4.750% due
5/15/2046
Purchase/Trade Date:	  4/23/2015
Offering Price of Shares: $99.644
Total Amount of Offering:  $3,500,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: .001
Percentage of Fund's Total Assets: .05
Brokers:  Bofa Merrill Lynch, J.P. Morgan,
Morgan Stanley, Citigroup, Mizuho Securities,
Barclays, BNP Paribas, Credit Suisse, Deutsche
Bank Securities, Goldman Sachs & Co, RBC
Capital Markets, UBS Investment Bank, Wells
Fargo Securities, Santander, TD Securities, US
Bancorp, C.L. King Associates, Comerica
Securities, Loop Capital Markets, Siebert
Brandfor Shank & Co. L.L.C., CastleOak
Securities, L.P., Ramirez & Co. Inc., The
Williams Capital Group
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Abbivie Inc. 3.600% due
5/14/2025
Purchase/Trade Date:	  5/5/2015
Offering Price of Shares: $99.825
Total Amount of Offering:  $3,750,000,000
Amount Purchased by Fund: $75,000
Percentage of Offering Purchased by Fund: .002
Percentage of Fund's Total Assets: .16
Brokers:  Morgan Stanley, Bofa Merrill Lynch,
Barclays, Deutsche Bank Securities, BNP
Paribas, MUFG, Societe Generale, MUFG,
RBC Capital Markets, Santander, Standard
Chartered Bank, Wells Fargo Securities, The
Williams Capital Group, L.P., DNB Markets,
Lloyds Securities, US Bancorp, Credit Suisse,
Mizuho Securities, HSBC
Purchased from: Deutsche Bank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.